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                                                                     EXHIBIT 3.2


                             MINDSPEED TECHNOLOGIES, INC.

                                   (Delaware)

                                     BY-LAWS

                                   ARTICLE ONE

                                  SHAREHOLDERS

        SECTION 1.1. Annual Meeting. An annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be presented at the meeting, notice of which was given in the notice of meeting, shall be held on such date and at such time as may from time to time be designated by resolution duly adopted by the Board of Directors, at such place (within or without the State of Delaware) as the Board of Directors, the Executive Committee, if any, or the President and Chief Executive Officer may fix.

        SECTION 1.2. Special Meetings. A special meeting of shareholders may be called for any proper purpose, notice of which was given in the notice of meeting, at any time by the Board of Directors, the Executive Committee, if any, or the President and Chief Executive Officer and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, that are proposed to be presented at the meeting, signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held on such date, at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

        SECTION 1.3. Notice of Meeting. For each meeting of shareholders written notice shall be given stating the place, date and hour and the purpose or purposes for which the meeting is called and, if other than the place where the meeting is to be held, the place within the city in which the meeting is to be held where the list of shareholders required by Section 1.10 is to be open for examination at least 10 days prior to the meeting. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

        SECTION 1.4. Quorum. Except as otherwise required by law or in the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute

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a quorum for the transaction of business at the meeting, but, in the absence of a quorum, the holders of record present in person or represented by proxy at such meeting may vote to adjourn the meeting from time to time until a quorum is obtained.

        SECTION 1.5. Presiding Officer and Secretary at Meetings. Each meeting of shareholders shall be presided over by the President and Chief Executive Officer or, in the President and Chief Executive Officer's absence, by the person designated in writing by the President and Chief Executive Officer or, if no such person is present, then by a person designated by the Board of Directors; if no such person is present, then the shareholders at the meeting present in person or represented by proxy shall by plurality vote elect a person to act as chairman of the meeting. The Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

        SECTION 1.6. Voting. Except as otherwise provided by law or in the Certificate of Incorporation, and subject to the provisions of Section 1.11:

                (a) each shareholder of record shall be entitled at every meeting of shareholders to one vote for each share standing in his name on the books of the Corporation;

                (b) directors shall be elected by a plurality vote;

                (c) each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter; and

                (d) election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any shareholder at the meeting present in person or represented by proxy entitled to vote in such election or on such matter, as the case may be.

        SECTION 1.7. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        SECTION 1.8. Adjourned Meetings. A meeting of shareholders may be adjourned to another time or place as provided in Sections 1.4 or 1.6(c). Unless the Board of Directors fixes a new record date, shareholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be


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given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

        SECTION 1.9. Consent of Shareholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, are delivered to the Corporation by delivery to its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every consent shall bear the date of signature of each shareholder signing the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation, in the manner required by law, within 60 days of the earliest dated consent so delivered. Prompt notice of the taking of such action shall be given to each shareholder that did not consent in writing.

        SECTION 1.10. List of Shareholders Entitled to Vote. A complete list of the shareholders entitled to vote at every meeting of shareholders, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be prepared and shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

        SECTION 1.11. Fixing of Record Date. The Board of Directors, by resolution, may fix a date for determining the shareholders of record, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

                (a) The record date for shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment


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        of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

                (b) The record date for determining the shareholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

                        (i) if no prior action by the Board of Directors is
                required under the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to the requirements of
                Section 1.9; and

                        (ii) if prior action by the Board of Directors is
                required under the Delaware General Corporation Law, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

                (c) The record date for determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

                                   ARTICLE TWO

                                    DIRECTORS

        SECTION 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        SECTION 2.2. Number; Term of Office. The number of directors that shall constitute the whole Board of Directors shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors or, if the Board of Directors shall not have taken such action, it shall be the number of directors elected by the sole incorporator. Directors shall be elected at the annual meeting of shareholders to hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of shareholders and until their respective successors are elected and qualified.


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        SECTION 2.3. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President and Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

        SECTION 2.4. Removal. Any one or more directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

        SECTION 2.5. Vacancies; Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of shareholders and until their respective successors are elected and qualified.

        SECTION 2.6. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place (within or without the State of Delaware) as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of shareholders at the same place as that at which such meeting was held.

        SECTION 2.7. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Executive Committee, if any, the President and Chief Executive Officer or any person acting in the place of the President and Chief Executive Officer and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors, except if the number of directors constituting the whole Board of Directors is one, in which event signed by the sole director. Any such meeting shall be held at such time and at such place (within or without the State of Delaware) as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting, addressed to each director at his address as it appears on the


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Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telex, telecopy, telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

        SECTION 2.8. Chairman of the Board; Presiding Officer and Secretary at Meetings. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President and Chief Executive Officer, if a director, or if neither is present, by such member of the Board of Directors as shall be chosen by a majority of the directors present. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

        SECTION 2.9. Quorum; Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by law, the Certificate of Incorporation or the By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 2.10. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        SECTION 2.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

        SECTION 2.12. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee or one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require


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it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except for such amendments as by law are expressly permitted to be made by committees of the Board of Directors), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. The Board of Directors may designate one or more directors as alternate members of any committee who, in the absence or disqualification of a member or members of a committee at a meeting, may replace such absent or disqualified member or members at such meeting. In the absence of such a designation, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

        SECTION 2.13. Compensation. A director shall receive such compensation, if any, for his services as a director as may from time to time be fixed by the Board of Directors, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board of Directors or of its committees. He may also be reimbursed for his expenses in attending any meeting.

                                  ARTICLE THREE

                                    OFFICERS

        SECTION 3.1. Election; Qualification. The officers of the Corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Two or more offices may be held by the same person.

        SECTION 3.2. Term of Office. Each officer shall hold office from the time of such officer's election and qualification until the expiration of the term for which such officer is elected and until the time such officer's successor is elected and qualified, unless sooner such officer shall die or resign or shall be removed pursuant to Section 3.4.

        SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President and Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless


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specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 3.4. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

        SECTION 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

        SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

        SECTION 3.7. President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

        SECTION 3.8. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe. During the absence of the President and Chief Executive Officer or the President and Chief Executive Officer's inability to act, the Vice President, or if there shall be more than one Vice President then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President and Chief Executive Officer, subject to the direction of the Board of Directors and the Executive Committee, if any. One or more of the Vice Presidents may be designated as Executive or Senior Vice Presidents and shall, subject to the control of the President and Chief Executive Officer, have lead accountability for components or functions of the Corporation as and to the extent designated by the President and Chief Executive Officer. Each Executive or Senior Vice President shall keep the President and Chief Executive Officer appropriately informed on the business and affairs of the designated components or functions of the Corporation.

        SECTION 3.9. Secretary. The Secretary shall keep the minutes of all meetings of shareholders and of the Board of Directors. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

        SECTION 3.10. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties


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incident to the office of Treasurer, subject to the direction of the Board of
Directors and the Executive Committee, if any.

        SECTION 3.11. Other Officers. The Board of Directors may designate any other officers of the Corporation, including one or more Assistant Secretaries and one or more Assistant Treasurers, who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors and the Executive Committee, if any.

                                  ARTICLE FOUR

                                 INDEMNIFICATION

        SECTION 4.1. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section) of another corporation or of any partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section) of another corporation or of any partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the


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defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        (d) Notwithstanding any other provision of this Section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section) of another corporation or of any partnership, joint venture, trust or other enterprise, such person shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

        (e) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) with respect to a person who is a present or former


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director or officer of the Corporation (A) by the Board of Directors by a
majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum or (B) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant or (y) the shareholders of the Corporation or (2) with respect to a person who is not a present or former director or officer of the Corporation, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors. Any claimant shall be entitled to be indemnified against the expenses (including attorneys' fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant's entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

        (f) Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section.

        (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the


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power to indemnify such person against such liability under the provisions of this Section.

        (i) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (j) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

        (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified by the Board of Directors or the officer of the Corporation authorized to do so, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or any of its majority owned subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (l) For purposes of this Section,

        (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

        (2) "Independent Counsel" means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this Section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not,


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under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation's or such person's rights under this Section.

                                  ARTICLE FIVE

                                  CAPITAL STOCK

        SECTION 5.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe, provided the Board of Directors may by resolution provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such shareholder's name on the books of the Corporation. Each stock certificate and certificate representing previously uncertificated shares shall be signed by or in the name of the Corporation by the President and Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures appearing on any such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

        SECTION 5.2. Transfer of Stock. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by such holder's attorney, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

        SECTION 5.3. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

        SECTION 5.4. Lost, Destroyed, Mutilated or Stolen Certificates. The Corporation shall issue a new certificate of stock or uncertificated shares to replace a certificate theretofore issued by it alleged to have been lost, destroyed, mutilated or stolen, if the owner or his legal representative (i) submits a written request for the replacement of the certificate, together with the mutilated certificate or such evidence as


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the Board of Directors may deem satisfactory of the loss, destruction or theft of the certificate, and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, mutilation or theft of any such certificate or the issuance of any such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                   ARTICLE SIX

                                  MISCELLANEOUS

        SECTION 6.1. Waiver of Notice. Whenever notice is required to be given by the Certificate of Incorporation, the By-Laws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

        SECTION 6.2. Fiscal Year. The fiscal year of the Corporation shall end on September 30 in each year.

        SECTION 6.3. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE SEVEN

                              AMENDMENT OF BY-LAWS

        SECTION 7.1. Amendment. The By-Laws may be adopted, amended or repealed by the shareholders of the Corporation or by the Board of Directors by a majority vote of the whole Board of Directors.


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